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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 11 to Registration Statement (Form S-3 No. 333-109896) and related Prospectus of Yellow Roadway Corporation for the registration of $250,000,000 of its 5.0% Contingent Convertible Senior Notes due 2023 the guarantees related thereto and 6,371,050 shares of its common stock into which the notes are convertible, and to the incorporation by reference therein of our report dated January 22, 2004, with respect to the consolidated financial statements of Roadway Corporation included in Yellow Roadway Corporation's Amendment No. 1 to Current Report on Form 8-K dated February 19, 2004, as amended March 4, 2004, and to the incorporation by reference therein of our report dated January 22, 2003, with respect to the consolidated financial statements of Roadway Corporation included in Yellow Corporation's Current Report on Form 8-K dated October 21, 2003, filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP

Akron, Ohio
December 8, 2004